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Exhibit 10.11

Lease Contract

Lessor (hereinafter referred to as Party A):

Changzhou Wujin Materials Recovery Co., Ltd

Lessee (hereinafter referred to as Party B):

A123 Systems (China) Co. Ltd.

        In accordance with the Contract Law of the People's Republic of China and pertinent rules and regulations, Party A and Party B have reached an agreement through friendly consultation to conclude the following contract:

Article 1. Location and attached facilities of the premises:

  (1)
  Party A will lease to Party B two (2) single storey industrial buildings owned by Party A, which is located at No.18, Qingyang Road, Xinbei District, Changzou, Jiangsu Province; the size of the leased premises is 2300 square meters.

  (2)
  The attached facilities of the premises:

Article 2. Lease term:

  The lease term will be two years, from 1st March 2008 to 28th February 2010.

  Party A has the right to terminate this contract and withdraw the leased premises under any of the following circumstances:

  (1)
  Party B under-lease, sublease, or transfer the leased premises without agreement of Party A;

  (2)
  Use the leased premises for purpose of engaging in any illegal activity;

  (3)
  Fail to pay for the rental or miscellaneous fees for one month;

  (4)
  Change the use of the leased premises without written consent of Party A;

  (5)
  Alter the structure of the leased premises without written consent of Party A.

  Within one month before the contract expires, Party B will notify Party A if it intends to extend the lease. Party A will give priority to Party B under equivalent conditions.

Article 3. Rental and deposit:

  (1)
  The tax included yearly rental of the leased premises is RMB 230,000 and will be paid in advance annually. The first payment after the sign of the contract will be                        , and the time for every following payment will be                        .

  (2)
  Party A will issue the official invoice after receiving the rental and relevant tax for issuing invoice paid by Party B;

  (3)
  Guarantying the safety and good conditions of the premises and account of miscellaneous fees are settled on schedule during the lease term, party B will pay to Party A RMB            as a deposit after the sign of this contract. Party A will return full amount of the deposit without interest on the day when this contract expires.

Article 4. Repair and decoration of the leased premises:

  (1)
  Repair of the leased premises: Party A transfer the premises to Party B under current conditions, Party B will be responsible for various repairs during the lease term;

  (2)
  Decoration of the leased premises: According to the need or demand, Party B may pay for decoration as long as no change will be done on the structure of the premises. The range of decoration, technology and materials to be used shall be reported to Party A in writing and consented by Party A before starting the construction.

  (3)
  Party B shall ensure the premises to be resumed to the original state and condition when this contract expires, unless the decoration cannot be resumed, Party A will accept the premises with accomplished decoration from Party B for free.

Article 5. Alteration of lessor and lessee:

  (1)
  Party B hereby consent to waive its priority of purchase if Party A decide to transfer the title of the leased premises during lease term, but Party A shall notify Party B one month in advance;

  (2)
  Unless otherwise provided hereinafter, this contract will be binding on the subsequent owner if Party A transfers the title of the leased premises to any third party.

Article 6. Liabilities and responsibilities of both parties:

  (1)
  Party A must transfer the premises to Party B as provided by this contract, and will pay one month rental to Party B as compensation for any breach of this contract;

  (2)
  Party B will pay for miscellaneous fees during lease term, and will pay to Party A the share of water fee, electricity fee, fees for sanitation and public security, elevator fee and security fee;

  (3)
  Party B will pay to Party A 5% of due rental or fees per day as penalty when make delay payment, except of the penalty, Party A may take other unusual measures like cutting off electricity power and water supply to protect self interest;

  (4)
  Party B will keep clean environment of the leased premises and take measures against fire and theft. Party B will be fully responsible for any accident;

  (5)
  Party B shall take good care of the leased premises and attached facilities, and will compensate Party A for any damage. Party B shall notify Party A any damage resulted from natural reason in time and coordinate with Party A for timely repair;

  (6)
  Party B shall pay to Party A 50% of unfulfilled rental as penalty if terminating this contract before expiration day.

Article 7. Escape clause:

  If the government plans to pull down the premises during lease term, Party A shall inform Party B within one month after receiving official notice. Party B shall return the leased premises as required by Party A, and guarantee not to damage the architectural decoration. Party A will exclusively accept the governmental compensation. Party A will receive the rental from Party B based on actual renting days and will return any over payment to Party B.

Article 8. Party A has the right to interpret any ambiguous content in this contract.

Article 9. This contract is in two copies, one for each party.

Party A:	Party B:
Changzhou Wujin Materials Recovery Co., Ltd	A123 Systems (China) Co., Ltd
(with official seal and signature of Legal representative)	(with official seal and signature of Legal representative)

Affix:	Copy of business license of Party A, copy of business license or copy of ID card of representative of Party B.

 Storage Yard Lease Contract

Party A (Lessor):    Changzhou Wujin Materials Recovery Co., Ltd

Party B (Lessee):    A123 Systems (China) Co., Ltd

Party A will lease to Party B the storage yard owned by itself, which is 5300 square meters and is located at No.18, Qingyang Road, Xinbei District, Changzhou, for stacking goods. The terms and conditions of this contract are stipulated as follows:

1.
Lease term:

  The lease term will be from 1 March 2008 to 28 February 2010

2.
Rental:

  The rental will be RMB 380,000 (three hundred and eighty thousands only) per annum.

3.
The Lessee shall not sublease the leased storage yard within the foregoing lease term.

4.
The Lessee shall retrocede the leased storage yard to the Lessor upon the expiration of this contract.

5.
Both parties shall be to deal with any matter not mentioned herein by amicable negotiation.

Party A (Lessor):	Party B (Lessee):
Changzhou Wujin Materials Recovery Co., Ltd	A123 Systems (China) Co., Ltd
(with official seal and signature)	(with official seal and signature)

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  Exhibit 10.11
Lease Contract
Storage Yard Lease Contract